UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On December 10, 2024, Morningstar, Inc. (“Morningstar” or the “Company”) announced that Michael Holt, 45, has been appointed chief financial officer (principal financial officer) effective January 1, 2025. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Mr. Holt has served as Morningstar’s chief strategy officer since 2018 and, in 2023, also became president of the Company’s Research and Investments group. He joined Morningstar in 2008 and served in multiple senior roles, including leading the global equity research team from 2014 to 2018 before he assumed the corporate strategy position. Mr. Holt holds a master’s degree in business administration from the University of Chicago Booth School of Business and bachelor’s degree in business from Indiana University. Mr. Holt also holds the Chartered Financial Analyst® designation.

Pursuant to an offer letter extended to him in connection with his appointment as chief financial officer, Mr. Holt will receive an annual base salary of $450,000 and is eligible to receive an annual cash bonus targeted at 100% of his base salary. In addition, he will be eligible to receive an annual grant of restricted stock units with a target value of $275,000 and an annual grant of market stock units with a target value of $825,000, in each case to be granted consistent with the Company’s regular annual grant cycle. The restricted stock units will vest in four equal annual installments beginning on the first anniversary of the grant date subject to continued service and the market stock units will be eligible to vest on the third anniversary of the grant date depending on our total shareholder return over that three-year period. This description of Mr. Holt’s compensation is qualified in its entirety by reference to the offer letter filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Mr. Holt will also enter into the Company's standard form of indemnification agreement, a copy of which has been included as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended, December 31, 2023 (filed with the Securities and Exchange Commission in the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-115209).

Mr. Holt has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. He is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

Include the following information:

(d)            Exhibits:

Exhibit No.	Description
10.1	Offer Letter between Morningstar, Inc. and Michael Holt dated December 6, 2024.
99.1	Press Release dated December 10, 2024
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 10, 2024	By:	/s/ Kunal Kapoor
	Name:	Kunal Kapoor
	Title:	Chief Executive Officer

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